Exhibit 22.1

Exhibit 22.1 Subsidiaries of the Registrant

SideChannel, Inc. (“SideChannel”), a Delaware corporation, owns these subsidiaries.

●	SCS, Inc. (Massachusetts corporation) is wholly owned by SideChannel.